1 THIRD NOTE PURCHASE AGREEMENT This THIRD NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of May 30, 2025 among Air T, Inc., a Delaware corporation (the “Company”), AAM 24-1, LLC, a Minnesota limited liability company and a wholly-owned subsidiary of the Company (the “Issuer”) and Honeywell Common Investment Fund and Honeywell International Inc. Master Retirement Trust (each, an “Investor” and together, the “Investors”). WHEREAS, the Company, the Issuer and the Investors were parties to that certain Note Purchase Agreement dated February 22, 2024 (the “First Financing”), whereby Issuer issued 8.5% senior secured notes due February 22, 2031 in the aggregate principal amount of $15,000,000 to the Investors; WHEREAS, the Company, the Issuer, and the Investors are parties to that certain Second Note Purchase Agreement dated October 16, 2024 (the “Original Financing”), whereby the Issuer issued 8.5% senior secured notes due March 1, 2031 in the aggregate principal amount of $30,000,000 to the Investors which, among other things, repaid and refinanced the First Financing in full; WHEREAS, the parties desire to increase the amount available to the Company, and to repay, refinance in full, and otherwise amend and restate the terms of the Original Financing, all as further set forth herein, by the Issuer issuing 8.5% senior secured notes due May 31, 2035 in the aggregate principal amount of up to $100,000,000 to the Investors (each, an “Amended and Restated Note” and collectively, the “Amended and Restated Notes”), each such Amended and Restated Note substantially in the form attached hereto as Exhibit A, with $40,000,000 ( the “Initial Advance”) of such amount available to be disbursed to the Issuer at the Initial Closing as provided in the Amended and Restated Notes and the remaining $60,000,000 (the portion thereof advanced from time to time, each a “Future Advance” and, collectively, the “Future Advances”) available to be disbursed to the Issuer, subject to the terms hereof and as further provided in Section 3 of the Amended and Restated Notes (the “Supplemental Financing”). WHEREAS, the Issuer shall pay the Investors a fee equal to 1/2% of the amount actually funded at any Closing, with $200,000 (1/2% of $40,000,000) due at the Initial Closing, and the remaining 1/2% of the amounts actually funded due on the dates of said Future Advances in connection with such advances. WHEREAS, for the avoidance of doubt, the Investors acknowledge and agree that upon completion of the Initial Closing the notes signed in connection with the First Financing and the Original Financing are hereby cancelled and null and void and are replaced in their entirety by the issuance of the Amended and Restated Notes. WHEREAS, the Company, the Issuer and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, the Issuer and the Investors are executing and delivering an Amended and Restated

2 Stock Pledge Agreement, substantially in the form attached hereto as Exhibit B (the “Amended and Restated Stock Pledge Agreement”), pursuant to which all capital stock of the Issuer, as well as 320,000 Shares of Alpha Income Trust Preferred Securities of Air T Funding, $25.00 par value per share, will be pledged as Equity Collateral (as defined in the Amended and Restated Stock Pledge Agreement) to secure the indebtedness outstanding under the Amended and Restated Notes. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows: 1. Closing. The date and time of the closing of the Initial Advance (the “Initial Closing”) shall be 9:30 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed upon by the Company and the Investors) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 5, electronically, by exchange of documents and certificates (or by such other method as is mutually agreed upon by the Company and the Investors) (the day on which the Initial Closing takes place, the “Initial Closing Date”). The closing of Future Advances (each a “Future Advance Closing” and, together with the Initial Closing, each a “Closing”) pursuant to Section 3 of the Amended and Restated Notes shall, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Section 5, occur on the dates specified therein (the day on which the respective Future Advance Closing takes place, each a “Future Advance Closing Date” and, each individually and together with the Initial Closing Date, a “Closing Date”) and shall occur by exchange of documents and certificates as further set forth herein and as are mutually agreed by the Company and the Investors. As of the Initial Closing Date, the face amount of the Amended and Restated Note is $100,000,000, in favor of each Investor, jointly and severally, and advances made pursuant to this Agreement and the Note shall be made under and pursuant to such Amended and Restated Note, with allocations to each Investor thereunder determined and agreed upon by and between the Investors. 2. Investors’ Representations and Warranties. Each Investor represents and warrants that, as of the date hereof and as of each applicable Closing Date: (a) No Public Sale or Distribution. The Investors are acquiring the Amended and Restated Notes for their own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Investors do not agree to hold the Amended and Restated Notes for any minimum or other specific term and reserve the right to dispose of the Amended and Restated Notes at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investors are acquiring the Amended and Restated Notes hereunder in the ordinary course of their business. The Investors do not presently have any agreement or understanding, directly or indirectly, with any Person (as hereinafter defined) to distribute the Amended and Restated Notes. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

3 (b) Accredited Investor Status. Each Investor is an “accredited investor” as that term is defined in Rule 501 (a) of Regulation D as promulgated by the U. S. Securities and Exchange Commission (the “SEC”) under the Securities Act. (c) Reliance on Exemptions. The Investors understand that the Amended and Restated Notes are being offered and sold in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company and the Issuer are relying in part upon the truth and accuracy of, and each Investors’ compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of such Investors to acquire the Amended and Restated Notes. (d) Information. The Investors and their advisors or representatives have been furnished with all materials relating to the business, finances and operations of the Company Group (as defined below) that have been requested by the Investors. The Investors and their advisors or representatives have been afforded the opportunity to ask questions of the Company Group. Neither such inquiries nor any other due diligence investigations conducted by the Investors or their advisors or representatives shall modify, amend or in any other way affect the Investors’ right to rely on the representations and warranties of the Company Group contained herein. The Investors understand that the Amended and Restated Notes involve a high degree of risk. (e) Sophisticated Investor. Each Investor acknowledges that it is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including securities such as the Amended and Restated Notes, and further acknowledges that the Company and the Issuer are entering into this Agreement with the Investors in reliance on this acknowledgment and with such Investor’s understanding, acknowledgment and agreement that the Company and the Issuer are privy to material non-public information regarding the Company Group (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as the Investors, when making investment decisions, including the decision to enter into this Agreement, and each Investor’s decision to enter into this Agreement is being made with full recognition and acknowledgment that the Company and the Issuer are privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to the Investors. Each Investor hereby waives any claim, or potential claim, it has or may have against the Company and the Issuer relating to their possession of Non-Public Information. (f) No Governmental Review. Each Investor understands that no U.S. federal or state agency or any other governmental agency has passed on, reviewed, or made any recommendation or endorsement of the Amended and Restated Notes. (g) Transfer or Resale. Each Investor understands that (i) the Amended and Restated Notes have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) if requested by the Company, an Investor shall have delivered to the Company an opinion of counsel to the effect that the Amended and Restated Note to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other Person is under any obligation to register an Amended

4 and Restated Note under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. (h) Legend. The Investors understand that the Amended and Restated Notes shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Amended and Restated Note): THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER OF THIS NOTE, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. 3. Representations and Warranties of the Company. The Company, together with its direct and indirect subsidiaries, including the Issuer (collectively, the “Company Group”), make the following representations and warranties to each Investor, as of the date hereof and as of each applicable Closing Date: (a) Organization and Qualification. Each member of the Company Group is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each member of the Company Group is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, the Collateral, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company or the Issuer individually, or the Company Group taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents (as defined in (b) below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company or the Issuer to perform any of its obligations under any of the Transaction Documents. (b) Authorization; Enforcement; Validity. Each of the Company and the Issuer has the requisite power and authority to enter into and perform its obligations under this Agreement, the Amended and Restated Notes, the Amended and Restated Stock Pledge Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Amended and Restated Notes in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the Issuer and

5 the consummation by the Company and the Issuer of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Amended and Restated Notes, have been duly authorized by the Board of Directors or similar body of the Company and the Issuer and no further filing, consent or authorization is required by the Company, the Issuer, or their respective Board of Directors (or similar body), stockholders or members. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and the Issuer, and constitute the legal, valid and binding obligations of the Company and the Issuer, enforceable against the Company and the Issuer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. (c) Issuance of Notes. The issuance of the Amended and Restated Notes has been duly authorized and, upon issuance, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Issuer of the Amended and Restated Notes is exempt from registration under the Securities Act. (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Issuer and the consummation by the Company and the Issuer of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or any articles or memorandum of association, certificate of incorporation, certificate of formation, bylaws, certificate of designations or other constituent documents of any member of the Company Group, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any member of the Company Group is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including other foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable laws of the State of Delaware and any foreign, federal and state laws, rules and regulations) applicable to any member of the Company Group or by which any property or asset of any member of the Company Group is bound or affected. As used in this Agreement, “Principal Market” means NASDAQ Capital Market. (e) Consents. Neither the Company nor the Issuer is required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or the Issuer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date, and the Company is unaware of any facts or circumstances that might prevent the Company or the Issuer from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

6 (f) Collateral. The Company has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant the Investors a security interest hereunder or in any of the other Transaction Documents, free and clear of any and all liens except for liens that arise in the ordinary course of business and will not materially impair the Collateral or its transfer. (g) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act or 1934, as amended (the “Exchange Act”) except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect (all of the foregoing filed prior to the date hereof or prior to the applicable Closing Date, and all exhibits included therein and financial statements, and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). All of the SEC Documents are available on the SEC’s EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material). No other information provided by or on behalf of the Company to the Investors which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. (h) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to any member of the Company Group or their respective businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable federal securities laws in a report filed pursuant to the Exchange Act which has not been publicly announced. (i) Conduct of Business; Regulatory Permits. No member of the Company Group is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, the Certificate of Incorporation, the Bylaws or any of their respective constituent documents. No member of the Company Group is in violation

7 of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to such member of the Company Group, and no member of the Company Group will conduct its business in violation of any of the foregoing, except for possible violations which could not reasonably be expected to have a Material Adverse Effect. Each member of the Company Group possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have a Material Adverse Effect, and no member of the Company Group has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. (j) Foreign Corrupt Practices. No member of the Company Group, nor, to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of any member of the Company Group has in the course of its actions for, or on behalf of, any member of the Company Group (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. (k) Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes- Oxley Act”), that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. (l) Equity Capitalization. As of March 31, 2025, the authorized capital stock of the Company consists of (i) 4,000,000 shares of common stock, par value $0.25 per share, of which 2,702,639 shares are issued and outstanding (“Common Stock”) and (ii) 2,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. None of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Documents or as relates to the Investors or any entity under common control with an Investor: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of any member of the Company Group, or contracts, commitments, understandings or arrangements by which any member of the Company Group is or may become bound to issue additional shares of capital stock of a member of the Company Group or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of a member of the Company Group; (ii) other than $5,000,000 of Alpha Income Trust Preferred Securities of Air T Funding held by Air T Acquisition 22.1, LLC, a Minnesota limited liability company, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of any member of the Company Group or by which any member of the Company Group is or may become bound (and including any financing statements on the Collateral in favor of the Investors, as secured parties, in

8 connection with this Agreement and the Transaction Documents); (iii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with a member of the Company Group, except for financings described in the Company’s SEC Documents (and including any financing statements on the Collateral in favor of the Investors, as secured parties, in connection with this Agreement and the Transaction Documents); (iv) there are no agreements or arrangements under which any member of the Company Group is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of any member of the Company Group which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which a member of the Company Group is or may become bound to redeem a security of a member of the Company Group, except as described in the Company’s SEC Documents; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Amended and Restated Notes; (vii) no member of the Company Group has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) no member of the Company Group has any material liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company Group’s business and which do not or would not have a Material Adverse Effect (and including any financing statements on the Collateral in favor of the Investors, as secured parties, in connection with this Agreement and the Transaction Documents). The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation and Bylaws, and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto. (m) Other Contracts. No member of the Company Group is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect. (n) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self- regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Common Stock, any member of the Company Group, or any officers or directors of any member of the Company Group, whether of a civil or criminal nature or otherwise, in their capacities as such, except for matters which could not reasonably be expected to have a Material Adverse Effect. (o) Insurance. Each member of the Company Group is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which members of the Company Group are engaged. The Company believes that it either will be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers, in each case, at a cost that the Company believes would not reasonably be expected to have a Material Adverse Effect.

9 (p) Employee Relations. (i) No member of the Company Group is a party to any collective bargaining agreement or employs any member of a union. The members of the Company Group believe that their relations with their respective employees are good. To the Company’s knowledge, no executive officer has notified any member of the Company Group that such officer intends to leave the Company Group or otherwise terminate such officer’s employment with the Company Group. No executive officer, to the Company Group’s knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the Company Group’s knowledge, the continued employment of each such executive officer does not subject the Company Group to any liability with respect to any of the foregoing matters. (ii) Each member of the Company Group is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. (q) Title. Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, each member of the Company Group has title to all real and personal property, including without limitation, the Issuer Assets (as hereinafter defined), owned by them which is material to the business of such member of the Company Group, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company Group. Any real property and facilities held under lease by any member of the Company Group are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company Group. (r) Intellectual Property Rights. To the Company Group’s knowledge, the members of the Company Group own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. The Company does not have any knowledge of any infringement by any member of the Company Group of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the Company Group’s knowledge, being threatened, against any member of the Company Group regarding its Intellectual Property Rights other than by defendants in actions brought by a member of the Company Group in the ordinary course of its business. No member of the Company Group is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company Group has taken reasonable security measures to protect the secrecy and confidentiality of all of their Intellectual Property Rights.

10 (s) Subsidiary Rights. Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect (other than with respect to the Collateral, for which no qualification shall apply except as set forth, if at all, in the Amended and Restated Stock Pledge Agreement), and except as set forth in the SEC Documents, the members of the Company Group (i) own all capital stock or other comparable equity interests of members of the Company Group (other than the capital stock of the Company) free and clear of any liens and all of the issued and outstanding shares of capital stock or comparable equity interests are validly issued and are fully paid, non-assessable and free of preemptive and similar rights (other than the lien on the Collateral in favor of the Investors in connection with this Agreement and the other Transaction Documents), and (ii) have the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other comparable equity interests owned by them. (t) Investment Company Status. No member of the Company Group is, and for so long an Investor holds an Amended and Restated Note will be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended. (u) Tax Status. Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, each member of the Company Group (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. ( ) Internal Accounting and Disclosure Controls. The Company’s disclosure controls and procedures and internal controls over financial reporting are effective. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. Each member of the Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Each member of the Company Group maintains disclosure controls and procedures (as such term is defined in Rule 13 a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information

11 required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. (w) Exchange Act Reporting Requirements. The Company is subject to the Exchange Act reporting requirements pursuant to Section 12(b) of the Exchange Act. (x) Quotation Requirements. The Company has not, in the 12 months preceding the applicable Closing Date, received notice from the national securities exchange or automated quotation system, if any, upon which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system. (y) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. (z) No Additional Agreements. No member of the Company Group has any agreement or understanding with an Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. (aa) Disclosure. All disclosure provided to the Investors in or pursuant to this Agreement and the other Transaction Documents regarding the Company Group, their respective businesses and the transactions contemplated hereby and thereby, furnished by or on behalf of the members of the Company Group is true and correct in all material respect and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of any member of the Company Group to the Investors pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, are and will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by any member of the Company Group during the twelve (12) months preceding the applicable Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company Group or its or their businesses, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure by the Company at or before the applicable Closing Date or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that the Investors do not make and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

12 (bb) Compliance with Anti-Money Laundering Laws. The operations of each member of the Company Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non- U.S. anti-money laundering laws and regulations, including, but not limited to. those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Company Group with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened. (cc) Compliance with laws. No member of the Company Group has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in a prospectus under the Securities Act. No member of the Company Group, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other Person associated with or acting on behalf of any member of the Company Group is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets (Control of the U.S. Department of the Treasury or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, the “Sanctions”), nor is any member of the Company Group located, organized or resident in a county or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory (each, a “Sanctioned Country”). No action of any member of the Company Group in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance of the Amended and Restated Notes, or (iii) the direct or indirect use of proceeds from the Amended and Restated Notes or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any subsidiary, joint venture partner or other Person or entity, for the purpose of (A) unlawfully funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is the subject on target of Sanctions, (B) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any Person of Sanctions. For the five-year period prior to the applicable Closing Date, no member of the Company Group has knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. 4. Covenants. (a) Use of Note Proceeds. The Company and the Issuer shall use proceeds of the Amended and Restated Notes for the benefit of the Issuer only to (i) pay down the principal amount (along with the applicable prepayment premium) and accrued interest in connection with

13 the Original Financing, as identified and further set forth on Exhibit E attached hereto, (ii) distribute to the Company the proceeds, net of applicable fees and as further set forth and as identified on Exhibit E attached hereto, and (iii) pay costs, fees and expenses incurred in connection with the transactions contemplated herein, as further set forth and identified on Exhibit E attached hereto. The Company shall use the proceeds it receives for purchasing aviation assets or in connection with investments in aviation assets (as further set forth below); provided, that no proceeds shall be used to make any dividend or distribution to any shareholders or management of any member of the Company Group without the prior written consent of the Investors. The Company’s and the Issuer’s anticipated Sources and Uses in connection with the transactions contemplated herein is attached hereto as Exhibit E. Notwithstanding the foregoing, all proceeds from the Initial Advance any Future Advance (“Loan Proceeds”) must only be used to pay the principal amount or accrued interest on the Amended and Restated Notes, fund investments and asset purchases by Issuer in connection with “Permitted Transactions” (as that term is defined below), make capital calls (i.e. maintenance, interest on senior debt, etc.), pay fees as specified for and provided in the Transaction Documents or for other uses with prior written approval of the Investors in their sole discretion (provided, in addition thereto, proceeds of the Initial Advance shall be utilized as set forth on Exhibit E). Any investment or reinvestment approved in writing by both Jeff Golbus and Nick Swenson (and such approval must be provided to the Investors prior to the making of any such investment or transaction), so long as such investment is in connection with a Company-owned or controlled entity, shall be a “Permitted Transaction.” Notwithstanding the foregoing, written consent of the Investors (in addition to the written approval of both Jeff Golbus and Nick Swenson) shall be required for any Permitted Transaction if such transaction meets the following: “Leveraged” investments in an amount, in any single transaction, greater than $5,000,000 in the aggregate in which Issuer is the minority investor in such investment or asset; “Unleveraged” investments in an amount, in any single transaction, greater than $10,000,000 in the aggregate in which Issuer is the minority investor in such investment or asset; or “Unleveraged” investments in an amount, in any single transaction, greater than $5,000,000 in the aggregate in which Issuer is the majority investor in such investment or asset. For the purposes hereof, the term “Leveraged” shall mean that the transaction includes debt financing by an unrelated third party other than Investors. “Unleveraged” transactions shall be transactions that include no debt financing from an unrelated third party other than Investors. The Company shall be permitted to replace, with the advance written consent of Investors (not to be unreasonably withheld), either Jeff Golbus or Nick Swenson as a person approving Permitted Transactions upon written notice of a replacement from the Company to the Investors. (b) Assets of Issuer; Permitted Uses of Issuer Assets.

14 (i) The Issuer owns 320,000 shares of Alpha Income Trust Preferred Securities, $25.00 par value (the “TruPs”) of Air T Funding, a statutory trust fund under Delaware law. (ii) On or about February 26, 2024, the Company transferred to the Issuer, (x) all preferred investment interests of Contrail Asset Management, LLC, a Delaware limited liability company, held by the Company Group, (y) all common shares of ACM JET 2 V LLC, a Delaware limited liability company (“Jet 2 Interests”), and (z) all common shares of Worthington Asset Management, LLC, a Delaware limited liability company, held by the Company Group (the “WAM Interests”) (collectively with the TruPs, the “Issuer Assets”). The Issuer shall not transfer the Issuer Assets to any Person or dispose of the Issuer Assets without the consent of the Investors. (iii) Any cash distributions received by the Issuer from the Issuer Assets (the “Cash Distributions”) shall only be used to pay the interest and principal, when due, on the Amended and Restated Notes plus any fees due and owing pursuant to Section 4(d)(iii) below, plus any maintenance reserves due for any of the WAM Interests or Jet 2 Interests (collectively, the “Service Obligations”). Notwithstanding the foregoing, during the period commencing on the Initial Closing Date and ending on the sixth (6th) anniversary of the Initial Closing Date (the “Reinvestment Period”), in addition to payment of the Service Obligations, any remaining (after satisfaction of the Service Obligations) Cash Distributions (“Excess Cash Distributions”) may be used by the Issuer to invest in joint ventures or similar partnerships or in Permitted Transactions as defined in Section 4(a) above. The Company may also formally request consent from the Investors to make an investment using Excess Cash Distributions that does not qualify pursuant to the preceding sentence by submitting a consent request form, substantially in the form attached hereto as Exhibit C, to the Investors. Any assets acquired by the Issuer using Excess Cash Distributions pursuant to this Section 4(b)(ii) shall be considered part of the “Issuer Assets”. For the avoidance of doubt, this Company may cure any violation of this covenant by depositing with the Issuer within 10 days cash in an amount equal to any Excess Cash Distributions used in a manner contrary to this Section 4(b)(ii). (iv) Unless and until used in accordance with Section 4(b)(iii) above, the Cash Distributions and other cash balances of the Issuer shall be invested in United States government securities or held in money market accounts and accounts at FDIC insured institutions. (c) TruPs. (i) If the Investors foreclose on the Collateral for any reason within six months following any Closing Date, then the Company shall prepare and file with the SEC a registration statement on Form S-3 registering the TruPs for resale by the Issuer and use its best efforts to (x) cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 90 days after the date of such foreclosure and (y) to keep such registration statement continuously effective under the Securities Act until the date that all TruPs covered by such registration statement (1) have been sold, thereunder or pursuant to Rule 144 under the Securities Act (“Rule 144”), or (2) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as

15 determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Investors. (ii) If the Investors foreclose on the Collateral for any reason after six months following any Closing Date, the Company shall be required to register the TruPs for resale in the manner set forth in Section 4(c)(1) only if the Investors are unable to sell the TruPs without volume or manner-of-sale restrictions pursuant to Rule 144. (iii) For so long as the Company chooses to defer distributions on the TruPs instead of paying the quarterly cash distributions on the TruPs, the Investors shall have the right to force the Company to purchase up to $2,000,000 of the TruPs from the Issuer per quarter at a price of $16 per share, beginning 180 days after the deferred TruPs distributions. Such proceeds shall remain at the Issuer and be considered Cash Distributions. (iv) Notwithstanding anything in this Agreement, the Company may purchase up to $7,000,000 of the TruPs from the Issuer at any time, in whole or in part, at a purchase price of $18 per share, and such proceeds shall remain at the Issuer and be considered Cash Distributions. (d) Fees and Expenses. (i) Closing Fees: At the Initial Closing, the Company will pay Investors a closing fee in the amount of 1/2% (equal to $200,000) of the Initial Advance in immediately available funds. In addition, on each Future Advance Closing Date, the Company shall also pay the Investors a fee equal to 1/2% of the amount of the Future Advance issued on such Future Advance Closing Date. (ii) Administrative Fees: The Issuer will pay the Company a monthly administrative fee equal to one percent (1%) of all cash proceeds of the Collateral. (iii) Reinvestment Fee: The Issuer will pay the Company a reinvestment fee equal to one percent (1%) of all investments made by the Issuer that are reinvestments of the Loan Proceeds previously invested. (iv) Broker Fees: The Company has not engaged any placement agent, financial advisor or broker relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any breach by the Company of this Section 4(d). (v) Investor Expenses: The Company and Issuer shall be responsible for the out-of-pocket fees and expenses incurred by Investors in connection with this Agreement, the other Transaction Documents, and any Closing, and shall pay such amounts to Investors promptly upon demand; provided, Investors may deduct any such fees and expenses from Loan Proceeds distributed to Issuer. (e) Company Reporting. The Company shall provide the Investors the same monthly reporting that the Company Group provides to the joint venture partners of each of CJV-

16 II, LLC, ACM JET 2 V LLC and Worthington Asset Management, LLC joint ventures. To the extent any new investments are made pursuant to Section 4(b)(ii), the Company shall promptly provide the Investors the any ongoing reporting related with such investment. The Company shall further report monthly on the changes in Issuer’s cash balance. The Company and Issuer, upon reasonable advance notice from Investors, shall cause its executive and key management personnel to meet with Investors not less than annually, and which meetings may be in person (at the request of Investors), and which the Investors travel and related expenses in connection with attending such meetings shall be reimbursed to the Investors by the Company. (f) Conduct of Business. The business of the Company Group shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result in the aggregate, in a Material Adverse Effect. (g) Post-Closing Obligations. Notwithstanding anything to the contrary set forth herein or in the Amended and Restated Stock Pledge Agreement, in the event that the Company is unable to do so by the Initial Closing Date, the Company shall deliver to Investors any physical share certificates representing Equity Collateral (as defined in the Amended and Restated Stock Pledge Agreement), duly endorsed or subscribed in blank, or accompanied by appropriate stock powers or other instruments of transfer, pledge or assignment, all as further set forth in the Amended and Restated Stock Pledge Agreement, no later than June 5, 2025, and any failure to do so shall constitute an immediate default hereunder and an immediate “Event of Default” under the Amended and Restated Notes. 5. Conditions to Closing. (a) The obligation of the Company and the Issuer hereunder to issue the Amended and Restated Notes to the Investors at any Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Company and the Issuer and may be waived by the Company at any time in its sole discretion by providing the Investors with prior written notice thereof: (i) Each Investor shall have duly executed each of the Transaction Documents to which it is a party and delivered the same to the Company. (ii) The representations and warranties of each Investor shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to such Closing Date. (b) The obligation of the Investors hereunder to acquire the Amended and Restated Notes and fund the Initial Advance at the Initial Closing, and to fund any Future Advance at any Future Advance Closing, is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Investors’ sole

17 benefit and may be waived by the Investors at any time in its sole discretion by providing the Company with prior written notice thereof: (i) The Company and the Issuer shall have duly executed each of the Transaction Documents to which they are a party and delivered the same to the Investors. (ii) The Company shall have delivered to the Investors a certificate evidencing the formation and good standing of (A) the Company in its jurisdiction of formation issued by the Secretary of State of such jurisdiction, as of a date within ten (10) days of the applicable Closing Date, and (B) the Issuer in its jurisdiction of formation issued by the Secretary of State of such jurisdiction, as of a date within ten (10) days of the applicable Closing Date. (iii) The Company shall have delivered to the Investors a certificate, executed by an executive officer of the Company and dated as of the applicable Closing Date, certifying and attaching (i) the resolutions consistent with the representations in Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investors, (ii) the Certificate of Incorporation of the Company, and (iii) the Bylaws of the Company, each as in effect at the Closing. (iv) The representations and warranties of the Company Group shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date (except for covenants, agreements and conditions that are qualified by materiality or Material Adverse Effect, which shall be performed, satisfied or complied with, in all respects). The Investors shall have received a certificate, executed by an executive officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investors. (v) The Common Stock (A) shall be designated for quotation or listed on the Principal Market, and (B) shall not have been suspended, as of the applicable Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the applicable Closing Date, either (1) in writing by the SEC or the Principal Market, or (2) by falling below the minimum listing maintenance requirements of the Principal Market. (vi) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for issuance of the Amended and Restated Notes. (vii) The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by this Agreement as the Investors or its counsel may reasonably request.

18 (viii) The Company shall have delivered to Investors any physical share certificates representing Equity Collateral (as defined in the Amended and Restated Stock Pledge Agreement), duly endorsed or subscribed in blank, or accompanied by appropriate stock powers or other instruments of transfer, pledge or assignment, all as further set forth in the Amended and Restated Stock Pledge Agreement. 6. Miscellaneous. (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any Transaction Document or with any transaction contemplated thereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY. (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original. (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. (d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of

19 the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). (e) Entire Agreement. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investors, the Company, the Issuer, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Issuer nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters. (f) Amendments. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Issuer and the Investors; provided, that a waiver need only be signed by the party granting the waiver. Any amendment or waiver effected in accordance with this Section 6(f) shall be binding upon the Investors, the Company and the Issuer. For the avoidance of doubt, all the terms of this Agreement and the Amended and Restated Notes, including the principal amount of the Amended and Restated Notes, interest rate and maturity, can be amended through a written agreement amongst the Company, the Issuer and the Investors. (g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Document’s must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection or out-of-office notice); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service that provides evidence of delivery, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be: If to the Company or the Issuer: Air T, Inc. 11020 David Taylor Drive, Suite 305 Charlotte, North Carolina 28262 Attn.: Mark Jundt Email: mjundt@airt.net With a copy (for informational purposes only) to: Winthrop & Weinstine, P.A. 225 South 6th Street, Suite 3500 Minneapolis, Minnesota 55402 Attn.: Philip T. Colton

20 Email: pcolton@winthrop.com If to the Investors: 115 Tabor Road Morris Plains, New Jersey 07950 Attn: John Mikros, Floor 2D Email: john.mikros@honeywell.com With a copy (for informational purposes only) to: Rutan & Tucker, LLP 18575 Jamboree Road, 9th Floor Irvine, CA 92612 Attn.: Garett Sleichter Email: gsleichter@rutan.com or such other address and email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date, recipient email address, or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Amended and Restated Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holder of the Amended and Restated Notes. After June 15, 2027, an Investor may assign some or all of its rights and obligations hereunder in connection with the transfer of a Note with the consent of the Company (which consent shall not be unreasonably withheld or delayed and which consent shall not be required for transfers to an affiliate of such Investor), in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights and obligations, and the Company and the Issuer shall use their best efforts to ensure that such transferee is registered as a holder of such Note. Notwithstanding the foregoing, an Investor shall not transfer a Note to a direct competitor of the Company without the prior written consent of the Company. (i) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee (as hereinafter defined) shall have the right to enforce the obligations of the Company with respect to Section 6(1). (j) Survival. The representations and warranties of the members of the Company Group contained in Sections 3, and the agreements and covenants set forth in Sections 4 and 6 shall survive the Closing. (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other

21 agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. (l) Indemnification. In consideration of the Investors’ execution and delivery of the Transaction Documents and acquiring the Amended and Restated Notes thereunder and in addition to all of the other obligations of the Company and the Issuer under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and any future holder of a Note and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the any member of the Company Group in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation or any member of the Company Group contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of a member of the Company Group) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (B) the status of the Investor or holder of the Note as an investor in the Company Group pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities up to the aggregate principal amount of the Amended and Restated Notes. The Company will not be liable under this Section 6(1) to the extent, but only to the extent, that a claim is attributable to a material breach of any of the representations, warranties, covenants or agreements made by an Investor in this Agreement. Notwithstanding the foregoing, no claim for indemnification under this Section 6(1) made by the Indemnitees will be payable by the Company to the Indemnitees in excess of the aggregate principal amount of the Amended and Restated Notes outstanding at the time of the claim. (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. (n) Remedies. The Investors and any subsequent holder of a Note shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of my provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company and the Issuer

22 recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investors. The Company and the Issuer therefore agree that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. (o) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever an Investor exercises a right, election, demand or option under a Transaction Document and the Company or the Issuer does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or the Issuer, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights. (p) Payment Set Aside. To the extent that the Company or the Issuer makes a payment or payments to an Investor hereunder or pursuant to any of the other Transaction Documents or an Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, the Issuer, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. [Signature page follows.]

23 IN WITNESS WHEREOF, the Investors, the Company and the Issuer have caused their respective signature page to this Third Note Purchase Agreement to be duly executed as of the date first written above. COMPANY: AIR T, INC. By: Name: Mark Jundt Title: Corporate Secretary ISSUER: AAM 24-1, LLC By: Name: Mark Jundt Title: Corporate Secretary INVESTORS: HONEYWELL COMMON INVESTMENT FUND By: Name: John Mikros Title: Authorized Signatory HONEYWELL INTERNATIONAL INC. MASTER RETIREMENT TRUST By: Name: John Mikros Title: Authorized Signatory [Signature Page to Third Note Purchase Agreement]

24 EXHIBIT A FORM OF AMENDED AND RESTATED NOTE THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER OF THIS NOTE, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. MULTIPLE ADVANCE SENIOR SECURED NOTE May 30, 2025 $100,000,000 FOR VALUE RECEIVED, AAM 24-1, LLC, a Minnesota limited liability company (the “Issuer”) promises to pay to the order of (i) Honeywell Common Investment Fund and (ii) Honeywell International Inc. Master Retirement Trust (individually and collectively, the “Investor” and the “Investors”), or its registered assigns, the principal sum of ONE HUNDRED MILLION ($100,000,000) DOLLARS, or, if less, the aggregate unpaid principal amount of all loans made by the Investor pursuant to this Note, payable at the rate provided in Paragraph 1 of this note (this “Note”), on May 31, 2035 (the “Maturity Date”), with interest thereon at the rates set forth below. 1. Interest. (a) Rate of Interest. The Note shall bear interest on the unpaid principal amount thereof from the date issued (the “Issue Date”) through the date this Note is paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) computed at an annual interest rate equal to 8.5% (subject to adjustment as provided in Paragraph 1(b)). Interest on the Note shall be computed on the basis of a 30/360-day year and actual days elapsed and shall be payable semi-annually, in arrears, on the 30th of November and on the 31st of May. For the avoidance of doubt, Schedule 1 to this Note sets forth the interest payment schedule on the initial amount advanced on the date here, assuming no redemption, prepayment or acceleration of the Note. This schedule shall be supplemented with each Future Advance. The first interest payment date shall be November 30, 2025. Notwithstanding anything to the contrary set forth herein, any payment schedule attached as Schedule 1 to this Note is for illustrative purposes only, and principal and interest shall otherwise be due and payable as set forth herein, and any errors in any payment schedule or the failure to supplement any payment schedule in connection with a Future Advance or otherwise shall not in any way change or modify the payment obligations or amounts due hereunder. A-1

25 (b) Default Interest. Following the occurrence and during the continuation of any Event of Default, this Note shall bear interest at rate that is 2.0% in excess of the interest rate otherwise applicable (the “Default Rate”) until such time as the Event of Default is cured or waived as provided herein. Any interest payable pursuant to the foregoing sentence which is not paid when due shall be added to the outstanding principal amount of the Note and shall bear interest at the Default Rate, to the extent permitted by applicable law. (c) Usury Savings. Notwithstanding any other provision herein, the Investor does not intend to charge, and the Issuer shall not be required to pay, interest or other fees or charges in excess of the maximum permitted by applicable law; payments in excess of such maximum shall first be credited to reduce any accrued and unpaid interest on this Note, second to reduce the outstanding principal balance of this Note and thereafter refunded to the Issuer. 2. Third Note Purchase Agreement. The Note is being issued pursuant to the term of that certain Third Note Purchase Agreement, dated as of May 30, 2025 (the “Note Purchase Agreement”), by and among Air T, Inc. (the “Company”), the Issuer and the Investors party thereto (including the Investor). Capitalized terms used herein are used as defined in the Note Purchase Agreement, unless otherwise indicated. The terms of the Note include those stated in the Note Purchase Agreement. The Note is subject to all terms and provisions of the Note Purchase Agreement, and the Investor is referred to the Note Purchase Agreement for a statement of such terms and provisions. If and to the extent that any provision of the Note limits, qualifies or conflicts with a provision of the Note Purchase Agreement, such provision of the Note Purchase Agreement shall control. As of the Issue Date, the face amount of this Note is $100,000,000, representing all amounts available for disbursement to Issuer (subject to the terms of this Note, the Note Purchase Agreement and the other Transaction Documents), is in favor of each Investor, jointly and severally, and advances (including Future Advances) made in connection with the Note Purchase Agreement shall be evidenced by this Note, with allocations to each Investor hereunder determined and agreed upon by and between the Investors. 3. Future Advances. (a) On the Initial Closing Date, Investors shall have collectively advanced under this Note to the Issuer the sum of $40,000,000. Provided no default or event of default of the Issuer or the Company then exists under the Note Purchase Agreement, this Note or any other Transaction Document, and subject to satisfaction of all requirements for any Closing as set forth in the Purchase Agreement, and upon no less than fifteen (15) days written notice to Investors of a request for an advance (which notice shall include, without limitation, the date such advance is requested to be made), the Investors shall advance to the Issuer the following amounts on or within fifteen (15) days of the dates indicated as follows (each such advance, a “Future Advance”): September 30, 2025 $10,000,000 January 30, 2026 $10,000,000 May 30, 2026 $10,000,000 September 30, 2026 $10,000,000 January 30, 2027 $10,000,000

26 A-2

27 May 30, 2027 $10,000,000 The date and amount of any Future Advance may be further adjusted upon written mutual agreement of the Issuer, Company and Investors. Upon any default or event of default under the Note Purchase Agreement, this Note or any other Transaction Document, Investors may, in their sole and absolute discretion, terminate any commitment to make Future Advances and upon any such election, no further Future Advances will be available to be made to the Issuer (or the Company on its behalf). 4. Payment; Prepayment. (a) Payment of the outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be made by check or wire transfer in same day immediately available United States funds at such place as the Issuer may from time to time designate in writing to the Issuer. If only a partial payment is made, such payment shall be applied first to any accrued interest then due and payable and. second, to the outstanding principal balance due under this Note. (b) On or prior to the first anniversary of the Issue Date, the Issuer may redeem the Note at its option, in whole at any time, or in part from time to time in an aggregate principal amount no less than $1,000,000, upon at least 30 days’ notice to the Investor, at a redemption price equal to 102% of the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (c) After the first anniversary of the Issue Date and on or prior to the second anniversary of the Issue Date, the Issuer may redeem the Note at its option, in whole at any time, or in part from time to time in an aggregate principal amount no less than $1,000,000, upon at least 30 days’ notice to, Investor, at a redemption price equal to 101% of the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (d) After the second anniversary of the Issue Date, the Issuer may redeem the Note at its option, in whole at any time, or in part from time to time in a principal amount no less than $1,000,000, upon at least 30 days’ notice to the Investor, at a redemption price equal to 100% of the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (e) The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Note. 5. Grant of Security Interest. (a) Pursuant to that certain Amended and Restated Stock Pledge Agreement, dated as of May 30, 2025 (the “Stock Pledge Agreement”), by and among the Company, the Issuer and the investors party thereto (including the Investor), the Company grants and pledges to the Investor a security interest in the Equity Collateral (as defined in the Stock Pledge Agreement) to secure prompt repayment of any and all obligations of the Note and to secure prompt performance by the Issuer of each of its covenants and duties under the Note.

28 A-3

29 (b) Except as expressly permitted herein, the Company hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or otherwise encumber any of the Collateral. (c) Investor’s lien on the Collateral shall remain in effect for so long as the Note remains outstanding. 6. Events of Default. For so long as the Note remains outstanding, each of the following shall constitute an “Event of Default” under this Note and the Note Purchase Agreement: (a) the Company and the Issuer fail to pay the principal of, or interest on, this Note, or any other obligations, as and when due and payable; (b) any representation or warranty made or deemed made by the Company Group in the Note Purchase Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Note shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made; (c) the Company and the Issuer fail or neglect to perform any obligation, or violate any covenant in Section 4 of the Note Purchase Agreement or fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Note; (d) if there is a default in any agreement to which the Company or the Issuer is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount in excess of $100,000 or that could result in a Material Adverse Effect; (e) (i) the Company or the Issuer is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, (ii) the Company or the Issuer begins an Insolvency Proceeding, or (iii) an Insolvency Proceeding is begun against the Company or the Issuer and not dismissed or stayed within 30 days; (f) one or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $100,000 (not covered by independent third- party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against the Company or the Issuer and shall remain unsatisfied, unvacated, or unstayed for a period of 15 days after the entry thereof; (g) if there is a default in any agreement to which the Company or the Issuer is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that could result in a Material Adverse Effect; (h) an event of default shall have occurred under any other agreement between the Investor and the Company and/or Issuer; and

30 A-4

31 (i) the death or incapacity of either of Jeff Golbus or Nick Swenson unless an adequate replacement has been appointed within thirty (30) days hereunder and which person is mutually agreed to by the Issuer, the Company and the Investors, each exercising their reasonable good faith discretion. For purposes of this Paragraph 5. “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief. 7. Rights and Remedies. Following the occurrence and during the continuation of any Event of Default, following a five (5) day cure period, the Investor may, without notice or demand to the Company, do any or all of the following: (a) declare the Note and all other obligations payable thereunder to be forthwith due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company and the Issuer (but if an Event of Default described in Paragraph 6(e) occurs all Note obligations are immediately due and payable without any action by the Investor); (b) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. The Company and the Issuer shall assemble the Collateral if the Investor requests and make it available as the Investor designates. The Investor may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any lien which appears to be prior or superior to its security interest and pay all expenses incurred. The Company and the Issuer grant the Investor a license to enter and occupy any of its premises, without charge, to exercise any of the Investor’s rights or remedies; (c) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. The Investor is hereby granted a non-exclusive, royalty- free license or other right to use, without charge, the Company’s and the Issuer’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Investor’s exercise of its rights under this Paragraph 7. the Company’s and Issuer’s rights under all licenses and all franchise agreements inure to the Investor’s benefit; (d) demand and receive possession of the Issuer’s book and records; and (e) exercise all rights and remedies available to the Investor under this Note or at law or equity, including all remedies provided by the Uniform Commercial Code (the “UCC”) (including disposal of the Collateral pursuant to the terms thereof). Notwithstanding anything to the contrary set forth herein, in the event of an Event of Default under Section 6(i) above, the Investors may declare the Note and all other obligations

32 A-5

33 payable thereunder to be due and payable within fifteen (15) days of such declaration and which payment shall not be subject to any prepayment premium or prepayment fee otherwise contemplated by Section 4 of this Note so long as payment in full occurs on or before the expiration of such fifteen (15) day period. 8. Specific Performance. Many of the rights of the Investor under this Note, whether arising from an Event of Default or otherwise, relate to unique assets and to restrictive covenants, including the right to preclude the Company and the Issuer from taking various actions. The Company, the Issuer and the Investor recognize that the Investor will not obtain the full benefit of its bargain through the receipt of money damages but must receive specific performance of the terms of this Note. Accordingly, the Issuer and the Investor hereby express their intention that a court award equitable relief and enforce specifically the rights of the Investor under this Note. 9. Remedies Cumulative. The Investor’s failure, at any time or times, to require strict performance by the Company and the Issuer of any provision of this Note shall not waive, affect, or diminish any right of the Investor thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Investor and then is only effective for the specific instance and purpose for which it is given. The Investor’s rights and remedies under this Note are cumulative. The Investor has all rights and remedies provided under the UCC, by law, or in equity. The Investor’s exercise of one right or remedy is not an election, and the Investor’s waiver of any Event of Default is not a continuing waiver. The Investor’s delay in exercising any remedy is not a waiver, election, or acquiescence. 10. Application of Collateral Proceeds. The Investor will apply the proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law. 11. Miscellaneous. (a) Amendments. Etc. No amendment, modification, termination, or waiver of any provision of this Note, nor consent to any departure by the Issuer or Company of any provision of this Note, shall in any event be effective unless the same shall be in writing and signed by the Investor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (b) No Waiver. No failure or delay on the part of the Investor in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise. (c) Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. A-6

34 (d) Headings. Paragraph headings in this Note are included for the convenience of reference only and shall not constitute a part of this Note for any other purpose. (e) Counterparts. This Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, including by facsimile or electronic copy, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. (f) Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. THE COMPANY. THE ISSUER AND THE INVESTOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION. INCLUDING CONTRACT. TORT. BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. [Intentionally left blank. Signature page to follow] A-7

35 IN WITNESS WHEREOF, the undersigned has caused this Senior Secured Note to be issued as of the date first set forth above. COMPANY: AIR T, INC. By: __________________________ Name: Mark Jundt Title: Corporate Secretary ISSUER: AAM 24-1, LLC By: __________________________ Name: Mark Jundt Title: Corporate Secretary ACKNOWLEDGED AND AGREED AS OF May 30, 2025 HONEYWELL COMMON INVESTMENT FUND By: ______________________________________ Name: Title: HONEYWELL INTERNATIONAL INC. MASTER RETIREMENT TRUST By: ______________________________________ Name: Title: A-8

Schedule 1

INTEREST PAYMENT SCHEDULE

Closing	5/29/2025 Interest Due	Principal Due
11/30/2025	$ 1,709,444.44	0
5/31/2026	$ 1,700,000.00	0
11/30/2026	$ 1,700,000.00	0
5/31/2027	$ 1,700,000.00	0
11/30/2027	$ 1,700,000.00	0
5/31/2028	$ 1,700,000.00	0
11/30/2028	$ 1,700,000.00	0
5/31/2029	$ 1,700,000.00	0
11/30/2029	$ 1,700,000.00	0
5/31/2030	$ 1,700,000.00	0
11/30/2030	$ 1,700,000.00	0
5/31/2031	$ 1,700,000.00	0
11/30/2031	$ 1,700,000.00	0
5/31/2032	$ 1,700,000.00	0
11/30/2032	$ 1,700,000.00	0
5/31/2033	$ 1,700,000.00	0
11/30/2033	$ 1,700,000.00	0
5/31/2034	$ 1,700,000.00	0
11/30/2034	$ 1,700,000.00	0
5/31/2035	$ 1,700,000.00	$ 40,000,000.00

36

37 EXHIBIT B FORM OF AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

38 AMENDED AND RESTATED STOCK PLEDGE AGREEMENT This AMENDED AND RESTATED STOCK PLEDGE AGREEMENT, (this “Agreement”) is made and entered into as of May 30, 2025, by Air T, Inc. and AAM 24-1, LLC (each, a “Pledgor” and collectively, the “Pledgors”) for the benefit of Honeywell Common Investment Fund and Honeywell International Inc. Master Retirement Trust (each, a Secured Party, and together, the “Secured Parties”). WHEREAS, the Secured Parties have made a loan to AAM 24-1, LLC, a Minnesota limited liability company (the “Issuer”), and a wholly owned subsidiary of Air T, Inc. (the “Company”), in an aggregate principal amount of up to $100,000,000, as evidenced by senior secured notes of even date herewith (the “Notes”) made by the Pledgors and payable to the order of the Secured Parties. The Notes are governed by that certain Third Note Purchase Agreement of even date herewith (the “Note Purchase Agreement” and, together with the Notes, the “Note Documents”), among the Company, the Issuer and the Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Note Documents; WHEREAS, this Agreement is given by the Pledgors in favor of the Secured Parties to secure the payment and performance of all of the Secured Obligations; and WHEREAS, it is a condition to the obligations of the Secured Parties to make the loan under the Note Documents that the Pledgors execute and deliver this Agreement. NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Definitions. (a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. (b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. (c) For purposes of this Agreement, the following terms shall have the following meanings: “Capital Stock” means all of Issuer’s issued and outstanding corporate stock, including any common stock or preferred stock. “Collateral” means the Equity Collateral. “Equity Collateral” has the meaning set forth in Section 2. B-1

39 “Event of Default” has the meaning set forth in the Note Documents. “Pledged Shares” means (i) all shares of the Issuer’s Capital Stock held by the Company and represented by Stock Certificate C-l; (ii) 320,000 shares of Alpha Income Trust Preferred Securities, $25.00 par value, of Air T Funding, a statutory trust fund under Delaware law, held by the Issuer and represented by Stock Certificates C-3 and C-4 (the “TruPs”), each as described on Schedule I attached hereto, as such Schedule may be updated from time to time after the date hereof. “Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon or distributions with respect thereto. “Secured Obligations” has the meaning set forth in Section 3. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, each Secured Party’s security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern. 2. Pledge. The Pledgor hereby pledges, assigns and grants to each Secured Party, and hereby creates a continuing first priority lien and security interest in favor of each Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Equity Collateral”): (a) the Pledged Shares; and (b)all Proceeds and products of the foregoing. 3. Secured Obligations. The Collateral secures the due and prompt payment and performance of: (a) the obligations of the Pledgors under this Agreement, the obligations of the Pledgors and the Issuer from time to time arising under the Note Documents, or otherwise with respect to the due and prompt payment of (i) the principal of and premium, if any, and interest on any loan (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Pledgors under

40 B-2

41 or in respect of the Note Documents or the Pledgors under or in respect to this Agreement, as the case may be; and (b)all other covenants, duties, debts, obligations and liabilities of any kind of the Pledgors under or in respect of the Note Documents or the Pledgors under or in respect of this Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Secured Obligations”). 4. Perfection of Pledge. (a) Promptly after the execution of this Agreement, the Pledgors shall deliver to the Secured Parties the certificates representing all of the Pledged Shares, in form and content acceptable to the Secured Parties, duly endorsed or subscribed in blank, or accompanied by appropriate stock powers or other instruments of transfer, pledge or assignment, including, without limitation, the certificates for the Pledged Shares, and resignation(s) from all management positions in the Issuer, and enter into such other arrangements as may be necessary to give control of any Collateral to the Secured Parties within the meaning of Section 8-106 of the UCC. (b) The Pledgors shall, from time to time, as may be required by each Secured Party with respect to all Collateral, immediately take all actions as may be requested by each Secured Party to perfect the security interest of each Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of Section 8-106 of the UCC, the Pledgors shall immediately take all actions as may be requested from time to time by each Secured Party so that control of such Collateral is obtained and at all times held by each Secured Party. All of the foregoing shall be at the sole cost and expense of the Pledgors. (c) The Pledgors hereby irrevocably authorize each Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of the Pledgors where permitted by law. The Pledgors agree to provide all information required by each Secured Party pursuant to this Section promptly to each Secured Party upon request. All of the foregoing shall be at the sole cost and expense of the Pledgors. 5. [Intentionally Omitted]. 6. Representations and Warranties. Each Pledgor represents and warrants as follows: (a) The Pledged Shares have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. All information set forth in Schedule I relating to the Pledged Shares is accurate and complete.

42 B-3

43 (b) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Pledgors will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement. (c) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations. (d) Each Pledgor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement. (e) This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law). (f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by the Pledgors of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by the Pledgors or the performance by the Pledgors of their obligations hereunder. (g) The execution and delivery of this Agreement by each Pledgor and the performance by such Pledgor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor or any of its property, or any agreement or instrument to which such Pledgor is party or by which it or its property is bound. (h) Each Pledgor has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by each Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Parties has control or possession of all or any part of the Collateral. 7. Dividends and Voting Rights. (a) Each Secured Party agrees that unless an Event of Default shall have occurred and be continuing, the Pledgors may, to the extent the Pledgors have such right as a holder of the Pledged Shares, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, any such vote, consent, ratification or waiver would detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of the Note Documents or this Agreement. (b) Each Secured Party agrees that the Pledgors may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Pledged Shares.

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45 8. Further Assurances. (a) The Pledgors shall, at their own cost and expense, defend title to the Collateral and the first priority lien and security interest of each Secured Party therein against the claim of any person claiming against or through the Pledgors and shall maintain and preserve such perfected first priority security interest for so long as this Agreement shall remain in effect. (b) Each Pledgor agrees that at any time and from time to time, at the expense of the Company, each Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Parties may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable each Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. 9. Transfers and Other Liens. Each Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or with the prior written consent of each Secured Party. 10. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby appoints each Secured Party such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time during the continuance of an Event of Default in the Secured Parties’ discretion to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but the Secured Parties shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. 11. Secured Party May Perform. If a Pledgor fails to perform any obligation contained in this Agreement, each Secured Party may itself perform, or cause performance of, such obligation, and the expenses of each Secured Party incurred in connection therewith shall be payable by such Pledgor; provided that the Secured Parties shall not be required to perform or discharge any obligation of such Pledgor. 12. Reasonable Care. Each Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property, it being understood that each Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges,

46 B-5

47 maturities, tenders or other matters relative to any Collateral, whether or not such Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by each Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgors from the performance of any obligation on the Pledgors’ part to be performed or observed in respect of any of the Collateral. 13. Remedies Upon Default. (a) If any Event of Default shall have occurred and be continuing, each Secured Party may, with notice to, but without demand upon the Pledgors, assert all rights and remedies of a Secured Party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Company at its notice address as provided in Section 17 hereof 10 days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, each Secured Party may sell such Collateral on such terms and to such purchaser(s) as such Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, each Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against each Secured Party arising out of the exercise by it of any rights hereunder. Each Pledgor hereby waives and releases to the fullest extent permitted by law all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, each Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold. Neither Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. (b) If any Event of Default shall have occurred and be continuing, all rights of each Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 7(b), shall immediately cease, and all such rights shall thereupon become vested in each Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. B-6

48 (c) If any Event of Default shall have occurred and be continuing, any cash held by each Secured Party as Collateral and all cash Proceeds received by such Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by such Secured Party to the payment of expenses incurred by such Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of such Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as such Secured Party shall elect. Any surplus of such cash or cash Proceeds held by a Secured Party and remaining after payment in full of all the Unsecured Obligations shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus. (d) If a Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, each Pledgor agrees that, upon request of such Secured Party, such Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law. 14. No Waiver and Cumulative Remedies. A Secured Party shall not by any act (except by a written instrument pursuant to Section 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies herein provided me cumulative and me not exclusive of any rights or remedies provided by law. 15. Security Interest Absolute. Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of each Secured Party and liens and security interests hereunder, and all Secured Obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note Documents, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

49 B-7

50 (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, a Pledgor against a Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the loans or any existence of or reliance on any representation by a Secured Party that might vary the risk of the Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Pledgor or any other grantor, guarantor or surety. 16. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Parties and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given. 17. Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note Documents. 18. Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 19, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure to the benefit of each Secured Party and its successors, transferees and assigns; provided that a Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Parties. 19. Termination; Release. On the date on which all loans and other Secured Obligations have been paid and performed in full, the Secured Parties will, at the request and sole expense of the Pledgors, (a) duly assign, transfer and deliver to or at the direction of the Company (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Parties, together with any monies at the time held by the Secured Parties hereunder, and (b) execute and deliver to the Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement. In the event that the TruPs are repurchased by the Company as provided in the Note Purchase Agreement, the Secured Parties agree to release such repurchased TruPs, upon the request and sole expense of the Pledgors. 20. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York. The other provisions of Section 6(a) of the Note Documents are incorporated herein, mutatis mutandis, as if a part hereof. 21. Payment of Costs. The Company shall pay all expenses and costs (including, without limitation, all attorneys’ fees and expenses) incurred by the Pledgors in connection with the transactions contemplated by this Agreement.

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52 22. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including by facsimile or electronic copy, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. [Signature page follows] B-9

53 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. AIR T, INC., as Pledgor By: __________________________ Name: Mark Jundt Title: Corporate Secretary AAM 24-1, LLC, as Pledgor By: __________________________ Name: Mark Jundt Title: Corporate Secretary HONEYWELL COMMON INVESTMENT FUND, as Secured Party By: __________________________ Name: John Mikros Title: Authorized Signatory HONEYWELL INTERNATIONAL INC. MASTER RETIREMENT TRUST, as Secured Party By: __________________________ Name: John Mikros Title: Authorized Signatory B-10

54 SCHEDULE I PLEDGED SHARES NAME OF PLEDGOR CERTIFICATE SHARES OF STOCK NUMBER Air T, Inc. C-1 One hundred (100) units of limited liability company membership interest, representing one hundred percent (100%), of the issued and outstanding capital stock of AAM 24-1, LLC AAM 24-1, LLC C-3 and C-4 320,000 Shares of Alpha Income Trust Preferred Securities of Air T Funding, $25.00 par value per share

55 EXHIBIT C INVESTMENT CONSENT FORM Pursuant to Section 4(b)(ii) of that certain Third Note Purchase Agreement by and among Air T, Inc., a Delaware corporation (the “Company”), AAM 24-1 LLC, a Minnesota limited liability company (the “Issuer”), and each of the undersigned (each, an “Investor”) dated________ , 2025 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), the Company and the Issuer has requested each of the undersigned’s consent to make an investment summarized below (the “Investment”) using Excess Cash Distributions (as defined in the Note Purchase Agreement). Investment Name: ____________________ Investment Amount: __________________ Additional information (if any) regarding the Investment attached hereto as Annex A. By executing this consent, the Investors hereby consent to the Investment and the Company entering into and executing various documents in connection with the Investment and taking such actions as may be reasonably necessary to effect the Investment. Dated: HONEYWELL COMMON INVESTMENT FUND By: ______________________________________ Name: Title: HONEYWELL INTERNATIONAL INC. MASTER RETIREMENT TRUST By: ______________________________________ Name: Title: C-1

56 EXHIBIT D [Intentionally Omitted] D-1

57 31797322v1 EXHIBIT E ANTICIPATED SOURCES AND USES Sources and Uses AAM 2025-1 Sources Honeywell Contribution $40,000,000 less fee .5% ($200,000) Net due from Honeywell $39,800,000 Uses Repay Honeywell 30MM @101 ($30,300,000) 3 months Interest on 30MM ($637,500) AirT costs/fees ($175,000) Net of Fees $8,687,500 Contributes Assets: No new All of 2024-1 Proceeds to AirT at closing $0 Remaining Cash on Account $8,687,500 to be used for future deals 31713488v8 E-1